                                                                   EXHIBIT 10.11

      Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and such portions have been filed separately with the Commission.

PRIVILEGED AND CONFIDENTIAL

                                                   August 28, 2002
                                                   (As amended November 4, 2002)
Jeffrey W. Yundt
259 Paul Revere Drive
Chesterton, IN 46304

Dear Jeff:

This Letter Agreement confirms our decision concerning your employment status. As we discussed, you will retire from your employment with NiSource Corporate Services Company. If you sign this Letter Agreement, it will constitute the mutual agreement between you and NiSource Corporate Services Company ("the Company" which, as used herein shall mean NiSource, Inc. or any of its affiliates or subsidiaries, including NiSource Corporate Services Company; except in Exhibit 1, references to "NiSource" shall mean exclusively NiSource Inc.) regarding the terms of your retirement.

1.       Employment Status

         Unless you are discharged for cause (which would include but not be limited to a breach of Paragraph 14 of this Letter Agreement), you will continue as an active employee of the Company through January 31, 2003, for all purposes, including participation in the 2002 NiSource Inc. ("NiSource") bonus plan, all Company employee benefit plans and for purposes of vesting (a) any restricted stock in NiSource, owned by you and (b) any NiSource stock options owned by you. Thereafter, you will retire from the Company with the benefits set forth herein provided that you execute a release at that time in the form attached as Exhibit 1 hereto.

2.       Business Transition

         You will not be required to report to your Company office or perform your management duties after August 28, 2002 ("Separation Date") although you may be required to render services as requested to ensure a smooth business transition between August 28 and January 31, 2003. After your Separation Date, you agree to cooperate whenever needed in the preparation for and/or defense of any litigation in which the Company is involved.

3.       Enhanced Retirement Benefit

          You will receive an enhanced retirement benefit equal to the excess of
          (1) the aggregate retirement benefit you would have received under the NiSource Inc. Supplemental Executive Retirement Plan ("SERP") and the NiSource Inc. and Northern Indiana Public Service Company Pension Plan Provisions Pertaining to Salaried and Non-Exempt Employees, as in existence on January 31, 2003 (collectively, the "Retirement Plans") had your aggregate retirement benefit under the Retirement Plans been calculated as if you had reached age 60 and completed 25 years of Service and Credited Service under the Retirement Plans as of January 31, 2003, and assuming you received the greater of the threshold 2002 incentive bonus or the actual 2002 bonus you received, over (2) the aggregate retirement benefit you are actually entitled to receive under the terms of the Retirement Plans. This enhanced retirement benefit will be paid at the same time and in the same form as your actual retirement benefit payable under the SERP and will be considered a nonqualified retirement benefit payable to you from the Company pursuant to the SERP and not pursuant to the terms of the NiSource Inc. and Northern Indiana Public Service Company Pension Plan provisions pertaining to Salaried and Non-Exempt Employees. The utilization of age 60 in the method of calculating this enhanced retirement benefit will apply even if Paragraph 4 becomes applicable.

4.       Change In Control

         You acknowledge that you are not currently owed any benefits under your Change in Control and Termination Agreement ("CIC") dated September 1, 1997. Nonetheless, as additional consideration for your execution of this Agreement, the Company agrees that, if

         (a) an Acquisition of NiSource (as defined below) (**) is closed on or before January 31, 2005, or

         (b)      (**)

         then you will receive the benefits set forth in the CIC less the amounts paid to you as a result of the enhanced retirement benefit provided in Paragraph 3 of this Agreement; and provided that in lieu of and in full satisfaction of the welfare benefits set forth by the terms of CIC to which you may be entitled and which you are not already receiving, you will receive a lump sum payment equal to the present value of such welfare benefits calculated as of the date of closing of such acquisition. You will not receive any payments under the CIC in the event there is an acquisition of NiSource under circumstances not specifically described in the previous sentence. For purposes of this Paragraph 4, the phrase "Acquisition of NiSource" means: (a) a merger, consolidation or share exchange involving NiSource in a transaction where the stockholders of NiSource own less than 50 percent of either
         (i) the voting stock of the corporation which is a party to such

** Text has been omitted pursuant to a request for confidential treatment and
such text has been filed separately with the Commission.                     -2-
         merger, consolidation or share exchange or (ii) the voting stock of the direct or indirect parent corporation whose shares are issued to NiSource stockholders in connection with such merger, consolidation or share exchange; or (b) any purchase of all or substantially all of the assets or shares of NiSource.

         In the event the CIC is triggered pursuant to this paragraph, you agree that Section 3(a)(2) of the CIC will be based on the target bonus under the 2002 incentive bonus compensation plan.

5.       Vacation

         You are eligible to receive a lump sum payment representing compensation for your accrued and unused vacation as of January 31, 2003. This payment will be subject to legally-mandated deductions for Social Security and federal, state and local taxes, as well as deductions for any contributory benefit plans in which you elect to continue participation.

6.       Insurance

         a.       Retiree Medical Coverage

                  You will be eligible to participate in the Company's Retiree Medical Plan as of February 1, 2003.

         b.       Life Insurance

                  All policies currently paid or contributed to by the Company including any split dollar plans will be transferred to you on or before February 1, 2003 subject to the terms of those plans, including recapture of premium on the split dollar life insurance plan provided, however, that the split dollar policy shall only be transferred if the cash value of the policy at the date of transfer equals or exceeds the recapture of premium amount.

7.       Contingent Shares

         Except as provided in Paragraph 1 hereof, all contingent stock awards granted under the NiSource Inc. 1994 Long Term Incentive Plan or the 1988 Long Term Incentive Plan that have not vested as of January 31, 2003 shall vest in accordance with Section 6 of the Contingent Stock Agreements dated January 29, 2000 and January 1, 2001.

8.       Long Term Incentive Program

         You will continue to be treated as an active employee of the Company through January 31, 2003 under the 1994 Long Term Incentive Plan, for the purpose of vesting of any restricted stock or nonqualified stock options, which vest on or before January 31, 2003.

9.       Outplacement Assistance

         You will be eligible for a defined package of Company-paid outplacement assistance services, tax planning and investment counseling through the consultant of the Company's choice for up to two years at a cost not to exceed $20,000.00

10.      Executive Deferred Compensation

         The Company acknowledges that you are fully vested under the Executive Deferred Compensation Plan and you will be paid the amounts due to you thereunder in addition to the other payments made to you as described in this Letter Agreement.

11.      Indemnification

         You will be entitled to indemnification by the Company to the same extent as other former officers of the Company. You will also be entitled to coverage under the directors and officers liability insurance coverage maintained by the Company (as in effect from time to time) to the same extent as other former officers of the Company.

12.      NiSource Re-Employment

         If you seek re-employment with any NiSource Company and are subsequently rehired, management reserves the right to base any future severance payments on your rehire date.

13.      Return of Property

         You agree to return to the Company any and all of its property, including but not limited to, keys, employee identification or security access cards, telephones, computing equipment, and credit cards on or before January 31, 2003. You may purchase your Company car as of January 31, 2002 for 70 percent of Kelley Blue Book value, which will be $16,436.00. You may keep your Palm Pilot(C) after you have returned it to the Company for deletion of appropriate information. You will be provided with an additional $2000.00 in lieu of your request to retain your laptop computer.

14.      Confidentiality

         You acknowledge that during your employment by the Company you had access to confidential information and confidential financial data of the Company.

         You further acknowledge that during your employment you may have developed confidential business information for the Company, may have made inventions, and/or may have established relationships with the Company's customers and potential customers.

         In order to preserve the property, inventions, business, and goodwill of the Company, you agree that during and after your employment, all knowledge and information not known to the public respecting any Company inventions, designs, products, services, machinery, methods, systems, improvements, forecasts, strategic and other plans, financial data, and other confidential information, including customer information such as names and addresses of customers and potential customers, pricing information relating to any services performed or products sold by the Company, and all information relating to the special and particular business needs of the Company or its customers and potential customers, shall remain the exclusive property of the Company and shall be regarded by you as strictly confidential and shall not be directly or indirectly used or disclosed without the Company's written permission.

         Moreover, you agree that upon termination of your employment, you will promptly deliver to the Company all documentation and other materials relating to the Company's business which are in your possession or under your control, including customer and potential customer lists, product lists, and marketing material, whether in written or electronic data form; and you will delete, destroy or discard all copies of such confidential information remaining in your possession.

         You further acknowledge and agree that the Company's remedy in the form of monetary damages for any breach by you of any of the provisions of this section may be inadequate and that, in addition to any monetary damages for such breach, the Company shall be entitled to institute and maintain any appropriate proceeding or proceedings, including an action for specific performance and/or injunction.

15.      Release of Claims

         In consideration of the payment and benefits described above, you, on behalf of yourself and your heirs, executors, and administrators, fully and finally settle, release, and waive any and all local, state (including but not limited to the Indiana Civil Rights Law), and federal civil, common law, statutory (including, but not limited to, the AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, and the Employee Retirement Income Security Act of 1974, as those Acts are amended), and equitable claims against the Company and NiSource, Inc. and its subsidiaries and affiliated companies, and all of the stockholders, predecessors, successors, agents, directors, officers, employees, representatives, and attorneys of NiSource, and its subsidiaries and affiliated companies, known or unknown, occurring or arising prior to you signing this Letter Agreement, except for claims relating to the enforcement of this Letter Agreement.

         You acknowledge and agree that this release is being given only in exchange for consideration to which you are not otherwise entitled.

16.      Outstanding Charges

         You hereby agree to pay the Company any outstanding amounts owed to the Company, and further agree that by signing this agreement you hereby authorize the Company to deduct any outstanding charges from your retirement payments. As of the date of this Letter Agreement, you have no outstanding charges.

17.      Governing Law

         This Letter Agreement shall be construed in accordance with the laws of Indiana.

18.      Severability

         In the event that one or more of the provisions contained in this Letter Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the Company shall have the option to enforce the remainder of this Letter Agreement or to cancel it.

19.      Non-Disclosure

         You expressly agree to keep the terms of this Letter Agreement strictly confidential and that you will not disclose the terms of this Letter Agreement to anyone other than your spouse, your legal counsel or your tax advisor, provided that they each agree to preserve the confidentiality of the terms of this Letter Agreement. You agree not to disparage or portray the Company in a negative light.

         Nothing herein should be construed as a limitation on your ability to consult with your counsel or with an administrative agency.

20.      Complete Agreement

         You acknowledge that in accepting this Letter Agreement, you have not relied upon any representation or promise other than those expressly stated in this Letter Agreement.

         This Letter Agreement constitutes the complete understanding between you and the Company relating to your separation and supersedes any and all prior agreements, promises, representations or inducements, no matter their form, concerning your employment with the Company. No promises or agreements made subsequent to the execution of this Agreement by these parties shall be binding unless reduced to writing and signed by authorized representatives of these parties.

21.      Important Information

         YOU ACKNOWLEDGE THAT THE COMPANY HAS ADVISED YOU TAKE UP TO 45 DAYS TO CONSIDER THE TERMS AND CONDITIONS OUTLINED ABOVE, AND THAT THE COMPANY HAS ALSO ADVISED YOU TO CONSULT AN ATTORNEY BEFORE SIGNING THIS LETTER AGREEMENT. YOU ALSO HAVE THE RIGHT TO REVOKE YOUR EXECUTION OF THIS LETTER AGREEMENT WITHIN 7 DAYS AFTER EXECUTION IN ACCORDANCE WITH THE NOTICE TO EMPLOYEE ATTACHED HERETO.

         ATTACHED TO THIS LETTER AGREEMENT AS EXHIBIT 2 ARE THE DATA REGARDING THOSE EMPLOYEES SELECTED AND NOT SELECTED FOR THIS PROGRAM. THE DATA INCLUDE A DESCRIPTION OF THE UNITS, JOB TITLES AND AGES OF ALL EMPLOYEES SELECTED FOR THE PROGRAM, AND THE AGES AND JOB TITLES OF EMPLOYEES IN THE AFFECTED UNITS NOT SELECTED FOR THE PROGRAM.

         IF YOU ACCEPT THE TERMS AND CONDITIONS OUTLINED ABOVE, INCLUDING PARAGRAPH 15, PLEASE SIGN BOTH COPIES OF THIS LETTER AGREEMENT IN THE SPACE PROVIDED BELOW TO SIGNIFY YOUR ACCEPTANCE, AND RETURN BOTH COPIES TO LANETTE ZIMMERMAN BY NOVEMBER 7, 2002, ON WHICH DATE THIS OFFER WILL EXPIRE IF NOT ACCEPTED. IF YOU ACCEPT THE TERMS AND CONDITIONS OUTLINED ABOVE, YOUR ACCEPTANCE IS IN LIEU OF ANY AND ALL OTHER SEVERANCE PROGRAMS OFFERED BY THE COMPANY AND YOU KNOWINGLY AND VOLUNTARILY WAIVE PARTICIPATION IN ALL OTHER SEVERANCE PROGRAMS OFFERED BY THE COMPANY. YOU ACKNOWLEDGE THAT THE COMPANY'S PERFORMANCE UNDER THIS AGREEMENT CONSTITUTES FULL AND COMPLETE PAYMENT OF ALL AMOUNTS DUE TO YOU FROM THE COMPANY AND CONSTITUTES ADDITIONAL CONSIDERATION TO WHICH YOU ARE NOT OTHERWISE ENTITLED.

                                                     Very truly yours,

                                                     /s/ Gary L. Neale
                                                     Gary L. Neale

         Accepted:

         /s/ Jeffrey W. Yundt                  Date:    11/5/02
         ---------------------------                ---------------------
         Jeffrey W. Yundt

         Witness:
          /s/ Donna K. Yundt                   Date:    11/5/02
         ---------------------------                ---------------------